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MORGAN STANLEY

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Morgan Stanley Compensation and Governance Practices

March 2014

[Morgan Stanley logo]

Executive Summary

Executive Summary

[] Morgan Stanley's Board of Directors unanimously recommends that shareholders vote:

1. FOR: Non-binding advisory vote approving compensation of named executive officers ("Say on Pay")

--   Morgan Stanley's 2013 performance for shareholders substantially outperformed competitors: 65%
     total return versus 29% peer average

--   In 2013, the Firm completed a number of strategic priorities, including acquiring 100% of the
     Wealth Management joint venture a year ahead of schedule, exceeding the Wealth Management pre-tax margin goal, starting the first share buyback since 2007, and reducing risk weighted assets in Fixed Income ahead of schedule

--   As a result, the CEO's total compensation was set at $18 million with several shareholder aligned features: 90% is deferred over three years and subject to clawback, 62% is equity based, and 34% of the total compensation opportunity is delivered through future oriented equity awards where realization is subject to relative total shareholder returns and achievement of Firm return on equity targets

2.  FOR:  The election of all director nominees

3. FOR: The ratification of Deloitte and Touche LLP's appointment as our independent auditor []
Morgan Stanley's Board of Directors unanimously recommends that shareholders vote: 1. AGAINST:
Proposal to publish special annual report on lobbying expenses

2

BU Name or Client/Project Name 1. 2013 CEO Target Compensation Range

Establish a Target Range of Compensation

Compensation Based on Performance

3

   Compensation Structure is Aligned with Shareholders' Interests

Morgan Stanley's Compensation, Management Development and Succession (CMDS) Committee Uses a
Principles Driven Approach to Determine Executive Compensation

[]   Consistent with the approach developed in 2012, a target compensation range for Morgan
     Stanley's CEO was set by the CMDS Committee at the beginning of 2013. In setting the compensation range, the CMDS Committee considered historical 2012 compensation at peer firms, among other factors

[]   The compensation awarded to the CEO within the target range is based on Firm performance for shareholders and the achievement of the Company's strategic and financial objectives

[]   A significant portion of CEO incentive compensation (62% of total compensation) is delivered through deferred equity awards to ensure alignment with shareholders' interests

[]   Over half of these equity awards (~34% of total compensation) are long-term incentive compensation, which are 3-year forward-looking and tied to both relative shareholder returns and return on equity

[]   In total, 90% of CEO compensation is deferred over a period of three years and is subject to market, cancellation, and clawback risk

1. 2013 CEO Target Compensation Range Consistent With the Approach Developed in 2012, 2013 Target
Compensation Range for Morgan Stanley's CEO Was Informed by Historical Compensation at Peer Firms of
Similar Size, Scope, and Complexity

[]   At the beginning of 2013, the CMDS Committee established a 2013 CEO target compensation range of ~$10 million to $20 million. This range, unchanged from 2012, included a consideration of benchmarking of twelve leading financial companies in the SandP 100 index, including a subset of five large U.S. banks, among other factors

1. Includes both Annual Compensation and Long-Term Incentive awards

1. 2013 CEO Target Compensation Range Evaluating CEO Performance and Determining Compensation

[]   The matrix below provides the framework to determine the 2013 CEO compensation, within the target range of up to $20 million or more for superior performance and down to $10 million or less for subpar performance

CEO Compensation Range

$20 Million or More

            Expected
            Range of
            Annual
            Performance
$15 Million Compensation
            +
            Fixed Long
            Term Incentive
            Award

$10 Million or Less

Evaluating CEO Performance

[] CEO and Firm performance, as well as shareholder returns, substantially exceed expectations

[] CEO performance exceeds expectations
[] Strong Firm performance and shareholder returns with some room for continued
   progress

[] CEO performance meets expectations
[] Firm performance and shareholder returns generally in line with peers with room for continued progress

[] CEO performance could be improved
[] Firm performance and shareholder returns could be improved

[] CEO and/or Firm performance, as well as shareholder returns, substantially below expectations

2. Factors for Consideration in
   Setting 2013 CEO
   Compensation                 Morgan Stanley's Share Price Appreciated Significantly in
A. Shareholder Return           2013

[]   Morgan Stanley's share price appreciated strongly, and perceived credit quality observed through Morgan Stanley's 5-year Credit Default Swap ("CDS") spread to treasuries also improved significantly during 2013

[graphic omitted]

2. Factors for Consideration in
   Setting 2013 CEO
   Compensation                 Morgan Stanley's 2013 Total Shareholder Return Was
A. Shareholder Return           Very Good and Outperformed Peers

[]   Morgan Stanley's shareholder performance was very good -- both on an absolute basis (+65%) and relative to peers (approximately 100% outperformance compared to both the average of nine largest global competitors and the SandP 500 Financials Index)

Morgan Stanley and Peer Total Shareholder Return Benchmarki g 2012 CEO Comp nsation

% Total Shareholder Return

[graphic omitted]

Firm 2. Factors Compensation for Consideration(Committee) in
Discussion Setting 2013 CEO
     Compensation                                            Morgan Stanley Completed Important Strategic Objectives
 B. Strategic Accomplishments                                in 2013 and Continues to Make Progress on Others
                                                                              Select 2013 Strategic Accomplishments
    Objectives                                                       Status  Comment

                                                                        [] Completed acquisition in June 2013, a year ahead of
 schedule
     1. Acquire 100% of Wealth Management joint venture                []

                                                                          [] Increased Wealth Management pretax margin (1) from
 14% (2) in
     2. Achieve Wealth Management margin goals through expense         []   2012 to 18% in 2013, exceeding mid-teens target
        management; exceed through revenue growth

                                                                          [] Reduced Basel III RWAs in Fixed Income and
 Commodities from
                                                                            ~$280 billion at year-end 2012 to $210 billion at
 year end 2013
     3. Significantly reduce RWAs in Fixed Income and Commodities      []   (excluding lending), exceeding year end target of
 $235 billion

                                                                          [] Announced sale of International Oil Merchanting
 business to
     4. Sale of Oil Merchanting business in Commodities                []   Rosneft; expected to close in second half of 2014

                                                                          [] Announced stock buyback in July 2013
     5. Begin capital return to shareholders through stock buyback     []

                                                                          [] Company adjusted expense ratio (excluding DVA)
 improved from
     6. Drive expenses lower                                           []   84% in 2012 to 79% in 2013 (3)

                                                                         [] Morgan Stanley Banks will support significant growth
 opportunity in
                                                                            net interest income and lending growth in Wealth
 Management
     7. Grow earnings through Morgan Stanley-specific opportunities Progress   and Institutional Securities

                                                                          [] Successful execution of strategic initiatives will
 drive ROE
     8. Achieve returns that meet and exceed cost of capital        Progress   improvements

Notes

1.   Pre-tax margin is a non-GAAP financial measure that the Company considers useful for investors to assess operating performance. Pre-tax margin represents income (loss) from continuing operations before taxes, divided by net revenues

2.   Pre-tax margin for 2012 excludes $193 million of non-recurring costs in 3Q12 associated with the Morgan Stanley Wealth Management integration and the purchase of an additional 14% stake in the joint venture

3.   Company adjusted expense ratio excluding DVA is a non-GAAP financial measure that the Company considers to be a useful measure for investors to assess operating performance. The adjusted expense ratio excluding DVA is calculated as adjusted non-interest expenses as a percentage of net revenues excluding DVA.

(BU)2. Name Factors(or) for Client/Project Consideration(Name) in
     Setting 2013 CEO
     Compensation                                  In 2013, Morgan Stanley Completed the Acquisition of
 B. Strategic Accomplishments                      Wealth Management Joint Venture and Achieved
                                                   Profitability Goals
Acquisition of Wealth Management Joint Venture

[]   In June 2013, Morgan Stanley completed the purchase of the remaining 35% interest in the Wealth
     Management Joint Venture from Citi for the previously established price of $4.7 billion

[]   The Wealth Management Joint Venture continues to enhance Morgan Stanley revenue stability and funding durability

     --   Morgan Stanley will be a leading Depository Institution in the U. S. as it receives approximately $30Bn of additional deposits from Citi by mid-2015 ($26Bn of deposits were received in 2013)

     --   Wealth Management deposits are a stable source of funding: (i) deposits are rooted in deep and broad franchise relationships anchored in investment advice; and (ii) stable over economic cycles and observed periods of both market and idiosyncratic stress

     --   Stable, cost-efficient deposits support lending growth in Wealth Management as the business leverages existing clients and product set

Morgan Stanley Wealth Management Pre-Tax Margin (1)(2)

Morgan Stanley Wealth Management Net Income from
Continuing Operations Applicable to MS (2)

Notes

1.   Pre-tax margin is a non-GAAP financial measure that the Company considers useful for investors to assess operating performance. Pre-tax margin represents income (loss) from continuing operations before taxes, divided by net revenues

2.   The periods 2009-2013 have been recast to exclude the International Wealth Management business, currently reported in the Institutional Securities business segment

3.   Pre-tax margin for 2012 excludes $193 million of non-recurring costs in 3Q12 associated with the Morgan Stanley Wealth Management integration and the purchase of an additional 14% stake in the joint venture

[graphic omitted]

2. Factors for Consideration in
   Setting 2013 CEO
   Compensation

CEO Compensation Range

$20 Million or More

            Expected
            Range of
            Annual
            Performance
$15 Million Compensation
            +
            Fixed Long
            Term Incentive
            Award

$10 Million or Less

2013 CEO Compensation Was Based on the Compensation Committee's Assessment of
Morgan Stanley's Performance

Evaluating CEO Performance

[] CEO and Firm performance, as well as shareholder returns, substantially exceed expectations

[] CEO performance exceeds expectations
[] Strong Firm performance and shareholder returns with room for continued
progress

[] CEO performance meets expectations
[] Firm performance and shareholder returns generally in line with peers with room for continued progress

[] CEO performance could be improved
[] Firm performance and shareholder returns could be improved

[] CEO and/or Firm performance, as well as shareholder returns, substantially below expectations

2013 CEO Compensation Decision

[] Morgan Stanley's shareholder performance was very strong in 2013

[] Morgan Stanley completed important strategic objectives in 2013

[] There is room for continued progress on Return on Equity ("ROE")

2013 CEO
Compensation:

$18 Million

(BU)2. NameFactors(or) for Client/Project Consideration(Name) in
     Setting 2013 CEO
     Compensation                               Morgan Stanley CEO Compensation Is Aligned With
                                                Performance

MS CEO Compensation 2010 -- 2013

Total Shareholder Return

 MS                         (7%) (44%)   28%   65%
 Peer Average (1)            2%  (34%)   43%   29%
 SandP 500 Fin. Index       12%  (17%)   29%   36%

MS Reported ROE (2)          9%    4%   (0.0%) 4%

MS ROE Excl. DVA (2)        10% (0.3%)   5%   5%   6% excluding

                                                  certain expenses /
                                                     benefits (2)
                                                  ------------------
Source Bloomberg

Notes

1.   Includes Bank of America, Barclays, Citi, Credit Suisse, Deutsche Bank, Goldman Sachs, J.P.
     Morgan, UBS, Wells Fargo

2.   The return on average common equity metrics, return on average common equity excluding DVA metrics, and return on average common equity excluding DVA and certain expenses / benefits metric are non- GAAP measures that the Firm considers to be useful measures to assess operating performance. ROE represents income (loss) from continuing operations applicable to MS, less preferred dividends divided by numerator average common and denominator) equity. To determine to exclude the the return after-tax on impact equity excluding of litigation DVA expenses and certain related expenses to residential / benefits, mortgage-backed return on equity securities excluding and DVA credit reported crisis matters on page and 56 an of aggregate the 2013 Form discrete 10-K tax was benefit. adjusted Refer (both to (the) 11 endnotes on page 16

3. 2013 CEO Compensation
Structure and Governance

62% of CEO Compensation is Equity-Based and 34% Is Directly Linked to Future
Performance

MS 2013 CEO Compensation Elements

$ Million

Deferred Compensation (90%)

Deferred Cash and Deferred Equity

[] Deferred over 3 years
[] Subject to clawback

2014-16 Long-Term Incentive Compensation

[]   Realizable value determined after three years (2014-2016), based equally on two performance metrics: target average ROE 10% and shareholder returns relative to the SandP Financials Index

[]   Payout can range from 0 -- 1.5x target, depending on performance relative to target. TSR portion will not exceed 1.0x, if there is negative TSR for the performance period

[]   Subject to clawback

[]   Long-term incentive compensation issued in 2009 had 0% payout after 2012 period-end given Firm performance. 2010 awards had 62.5% of target payout after 2013 period-end

Current Compensation (10%)

Base Salary

[]   CEO base salary is equal to the median salary for the CEOs of the top five U. S. banks

Cash Bonus

[]   Cash bonus was awarded consistent with the Firmwide deferral schedule

(BU)3. Name 2013 CEO or Client/Project Compensation Name
     Structure and Governance
                                              CEO Compensation Structure and Governance Were
                                              Further Enhanced in 2013
                                                         Enhanced
            Compensation Element                                                    Note
                                                     In 2013
      Performance-based long-term incentive
    1 award remains a significant portion of           []  from In 2013, 2.0x reduced to 1.5x maximum payout for superior performance relative to target
      total comprehensive pay opportunity

    2 Clawbacks                                        []  In 2013, clawback extended to cover material adverse outcomes, even absent
                                                           misconduct

    3 Eliminated excise tax gross-up                   []  in CEO 2006 employment that obligated letter Morgan was amended
                                                           Stanley to to gross-up eliminate any a clause excise dating taxes back due to on his hire
                                                           payments resulting from a change-in-control of Morgan Stanley

    4 Substantial deferral of above base                   98% of CEO 2013/14 comprehensive pay opportunity excluding base salary is
      compensation                                         deferred over three years

    5 Equity-based compensation a significant              62% of CEO 2013/14 comprehensive pay opportunity is equity-based portion of total pay opportunity
                                                           NEOs and other Operating Committee members must retain at least
 75% of
    6 Share retention requirement                          equity awards granted during tenure on the Operating Committee
 (less
                                                           allowances for option exercise and taxes)

    7 Prohibited from hedging, selling short, or           NEOs and other Operating Committee members are prohibited from engaging in
      trading derivatives                                  hedging strategies, selling short or trading derivatives with
 Company securities
                                                           No automatic vesting on change-in-control. Double trigger in place since 2007
    8 Change-in-control                                    (i.e., change in control and termination within 18 months of change in control
                                                           required for vesting)

4. Corporate and Risk
   Governance Highlights

Composition of Board

Governance Highlights

Risk Governance

Morgan Stanley is Committed to Maintaining Best in Class Governance Practices

[]   The Board has financial services experience and diverse international background and a substantial majority of independent directors

--   In 2013, Thomas Glocer and Ray Wilkins joined our Board as independent directors

[]   Lead independent director appointed by other independent directors

--   Erskine Bowles appointed Lead Director effective February 2014 in accordance with Corporate
     Governance Policy regarding the rotation of the Lead Director

--   Lead Director has broad and clearly defined leadership authority and responsibilities

[]   Board policy favors committee rotation and the Board approved three new committee chairs and three new appointments in 2013 and 2014

[]   Shareholders who own at least 25% of common stock have the ability to call a special meeting of shareholders

[]   There are no supermajority vote requirements in our charter or bylaws

[]   All directors elected annually by majority vote standard

[]   We do not have a "poison pill" in effect

[]   The Board regularly reviews the Company's financial performance, strategy and business plans with management

[]   Risk Committee of the Board established January 2010; Operations and Technology Committee
     established May 2011

[]   In 2013, we further consolidated the Board's risk oversight structure by expanding the Risk
     Committee's responsibilities to include oversight of operational risk (formerly responsibility of Operations and Technology Committee) and reputational risk (formerly responsibility of Audit
     Committee). The full Board attends quarterly Risk Committee meetings

[]   Chief Risk Officer reports to CEO and Risk Committee and regularly reviews risk matters with the Audit Committee, Risk Committee and the Board

[]   Chief Risk Officer reviews incentive compensation arrangements with CMDS
Committee to confirm they do not encourage excessive or unnecessary risk-taking

[]   Chief Risk Officer participates in review process for evaluating situations that could require clawback of previously awarded compensation or reduction of current year compensation

BU Name or Client/Project Name 5. Shareholder Proposal

Proposal

Recommendation

Reason to Vote "Against"

Shareholder Proposal to Publish Special Annual Report on Lobbying Expenses

[]   Publish special annual report disclosing lobbying expenses, including payments made to trade associations that engage in lobbying

[]   Morgan Stanley's Board of Directors recommends: AGAINST

[]   Morgan Stanley prohibits corporate political contributions in the U. S. , including contributions to "Super PACs" -- even when permitted to do so by law

[]   Morgan Stanley instructs the U. S. trade associations to which it belongs not to use payments made by Morgan Stanley for political activities, consistent with our policy

[]   Morgan Stanley participates in trade associations and industry groups that represent the interests of the financial services industry and the broader business community

[]   Morgan Stanley's current political activities policy and public disclosures regarding political activities provide our shareholders with substantial information -- creating a separate report is not necessary and would not be an effective use of corporate resources

[]   Morgan Stanley's political activities are subject to oversight by management and the Board

Endnotes

The following notes are an integral part of the Company's financial and operating performance described in this presentation:

[]   A detailed analysis of the Company's financial and operational performance for 2013 is contained in the Management's Discussion and Analysis of Financial Condition and Results of
     Operations in Part II, Item 7 of the Company's Annual Report on Form 10-K for the year ended
     December 31, 2013 (2013 Form 10-K)

[]   Total shareholder return is the change in share price over a period of time plus the dividends paid during such period, expressed as a percentage of the share price at the beginning of such period

[]   DVA represents the change in fair value of certain of the Company's long-term and short-term borrowings outstanding resulting from the fluctuation in the Company's credit spreads and other credit factors

[]   Pre-tax profit margin, return on equity, and return on equity excluding DVA are non-GAAP financial measures that the Company considers useful measures for investors to assess operating performance. For further information regarding these measures, please see pages 55- 58 of the
     2013 Form 10-K

[]   The Company estimates its Basel III RWAs based on an analysis of Basel III guidelines published to date and other factors. This is a preliminary estimate and subject to change

[]   Company adjusted expense ratio excluding DVA is a non-GAAP financial measure that the Company considers to be a useful measure for investors to assess operating performance. The adjusted expense ratio excluding DVA is calculated as adjusted non-interest expenses as a percentage of net revenues excluding DVA. The reconciliation of adjusted non-interest expenses (non-GAAP) to reported non- interest expenses (GAAP) is as follows (amounts are presented in $ millions):

                                                2013
                                              --------
Adjusted non-interest expenses -- Non-GAAP    $26,196
Increase in legal expenses, 2013 over 2012     $1,439
Investments/impairments/write-offs               $300
Non-interest expenses -- GAAP                 $27,935

[]   When used herein, "certain expenses/benefits" refers to the net impact of litigation expenses of $1.9 billion (pre-tax) related to residential mortgage-backed securities and credit crisis matters, partially offset by an aggregate discrete tax benefit of $407 million as reported on page 62 of the 2013 Form 10-K

[]   The return on equity excluding DVA and certain expenses/benefits metric is a non-GAAP financial measure that the Company considers a useful measure for investors to assess operating performance. To determine the return on equity excluding DVA and certain expenses / benefits, the return on equity excluding DVA metric reported on page 56 of the 2013 Form 10-K was adjusted (both the numerator and denominator) to exclude the impact of certain expenses/benefits. The impact of excluding certain litigation expenses (after-tax) on the return on equity excluding DVA was a positive 1.9%, while the impact of excluding the aggregate discrete tax benefit was a negative 0.6%

Notice

The information provided herein may include certain non-GAAP financial measures. The reconciliation of such measures to the comparable GAAP figures are included in the Company's Annual Report on Form
10-K for the year ended December 31, 2013, which is available on www.morganstanley.com, or within this presentation. The endnotes on page 16 are an integral part of this presentation.

This presentation may contain forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management's current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of risks and uncertainties that may affect the future results of the Company, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

The statements in this presentation are current only as of their respective dates.